UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2024

Nuvation Bio Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39351	85-0862255
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1500 Broadway, Suite 1401

New York, NY 10036

(Address of principal executive offices)

(332) 208-6102

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	NUVB	The New York Stock Exchange
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	NUVB.WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 8, 2024 the Board of Directors (the “Board”) of Nuvation Bio Inc. (the “Company”), upon the recommendation of the Nominating and Corporate Governance Committee of the Board, appointed Robert Mashal, M.D. to fill a vacant Board seat and to serve as a Class II director, with an initial term expiring at the Company’s 2026 Annual Meeting of Stockholders. As of the date of this filing, Dr. Mashal has not been appointed to serve on any committee of the Board.

Dr. Mashal, age 64, has served as a consultant to the life sciences industry since April 2020 through Robert Mashal LLC and Beacon Prince Partners. From November 2016 to April 2020, he was the Global Head of Strategy for the Immunology and Oncology franchises at Sanofi, a global pharmaceutical and healthcare company. Prior to November 2016, Dr. Mashal worked as CEO of NKT Therapeutics and Alinea Pharmaceuticals, two venture capital-backed life sciences firms. Prior to that, he was a partner at Boston Millennia Partners, a private equity firm, where he was on the Board of Directors of GlycoFi, CardioMEMS, and Sapphire Therapeutics. Prior to that, he served as a Program Executive at Vertex Pharmaceuticals, where he was on the Joint Steering Committee for the Vertex-Novartis kinase collaboration, and was a consultant at McKinsey & Company. Prior to McKinsey, Dr. Mashal was a board-certified medical oncologist and received his training in internal medicine at the University of California, San Francisco, and in oncology at the Dana-Farber Cancer Institute. Dr. Mashal received a B.A. in Natural Sciences and an M.D. from Johns Hopkins University.

The Board has determined that Dr. Mashal qualifies as an independent director under the independence requirements set forth under Section 303A.02 of the New York Stock Exchange listing rules. There are no arrangements or understandings between Dr. Mashal and any other person pursuant to which Dr. Mashal was elected as a director. Dr. Mashal does not have any family relationships with any of the Company’s directors or executive officers, and he does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In accordance with the Company’s non-employee director compensation policy, Dr. Mashal received an initial option grant of the Company’s Class A Common Stock with an aggregate value of $770,000. The option vests monthly over a three-year period measured from the date of grant. Dr. Mashal is also eligible to receive an annual retainer of $40,000 for his service on the Board. If Dr. Mashal is subsequently appointed to serve on any committee, he will receive an additional cash retainer for his service.

In connection with his appointment to the Board, Dr. Mashal has entered into the Company’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.8 to the Company’s Registration Statement on Form S-4/A (File No. 333-250036) filed with the Securities and Exchange Commission on January 19, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nuvation Bio Inc.

Date: January 8, 2024	By:	/s/ David Hung, M.D.
	Name:	David Hung, M.D.
	Title:	Chief Executive Officer